THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER THE SECURITIES LAWS OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, OR (D) IN COMPLIANCE WITH CERTAIN OTHER PROCEDURES SATISFACTORY TO THE COMPANY. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. AT ANY TIME THAT THE COMPANY IS A "FOREIGN ISSUER" AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY" MAY BE OBTAINED FROM COMPUTERSHARE TRUST COMPANY OF CANADA UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO COMPUTERSHARE TRUST COMPANY OF CANADA AND THE COMPANY, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A HOLD PERIOD AND MAY NOT BE TRADED IN BRITISH COLUMBIA UNTIL JULY 24, 2002 EXCEPT AS PERMITTED BY THE SECURITIES ACT (BRITISH COLUMBIA) AND RULES MADE THEREUNDER.

                             INFOWAVE SOFTWARE, INC.

                               WARRANT CERTIFICATE


                                                   Date: July 24, 2001


Number of Options: 3,510,455                       Certificate No.: KOLL-1


1. Option to Purchase Common Shares. For value received by the undersigned, Thomas Koll (the "Holder") is entitled to subscribe for and purchase, subject to the terms hereof, one fully paid and non-assessable common share (a "Common Share") free from any liens, charges or encumbrances of Infowave Software, Inc. (the "Corporation") at a purchase price of $1.10 per Common Share in lawful money of Canada at any time up to 4:00 p.m. Vancouver time on or before July 24, 2004 (the "Time of Expiry"), for each Warrant represented hereby after which time the Warrants represented hereby shall expire, unless the time for exercise of such Warrants is extended, (the price at which one Common Share of the Corporation may be purchased hereunder from time to time being hereinafter referred to as the "Exercise Price"), all subject to adjustment as hereinafter provided, by surrendering this Warrant certificate, together with a subscription form in the form attached hereto duly completed and executed, at the principal office of the Corporation in the City of Vancouver, British Columbia, Canada.

2. Partial Exercise. The Holder may subscribe for and purchase less than the full number of Common Shares of the Corporation entitled to be subscribed for and purchased hereunder. In the event that the Holder subscribes for and purchases less than the full number of Common Shares entitled to be subscribed for and purchased under this Warrant certificate prior to the Time of Expiry, the Company shall issue a new Warrant certificate to the Holder in the same form as this Warrant certificate with appropriate changes.

3. Cashless Exercise. The Holder may, at its option, exchange this Warrant on a cashless basis, in whole or in part into the number of Common Shares which is equal to (a) the number of Common Shares specified by the Holder to be exchanged (the "Total Number") less (b) the number of Common Shares equal to the quotient obtained by dividing (i) the product of the Total Number and the Exercise Price by (ii) the Current Market Price (as defined below).

4. Delivery of Common Shares. Within five business days of receipt of this Warrant certificate together with a subscription form duly completed and executed in the form attached hereto, the Corporation shall deliver or cause to be delivered to the Holder certificates representing the Common Shares subscribed for and purchased by the Holder hereunder, and a replacement Warrant certificate, if any, against payment for such Common Shares subscribed for by certified cheque, bank draft or money order in lawful money of Canada payable to or to the order of the Corporation.

5. No Rights of Shareholders. Nothing contained in these Warrants shall be construed as conferring upon the Holder any right or interest whatsoever as a holder of Common Shares of the Corporation or any other right or interest except as herein expressly provided.

6. Adjustments. In the event the Common Shares as currently constituted shall be consolidated, subdivided or otherwise altered (other than by increase of capital but including the declartion or payment of any stock dividend) prior to the subscription by the Holder hereunder, then the number of Common Shares which the Holder is entitled to subscribe for and purchase, shall be proportionately adjusted so that the Holder shall be entitled to receive for the Exercise Price, the number and class of shares of the capital stock of the Corporation that the Holder would have been entitled to receive following such consolidation, subdivision, or alteration had the Holder held the shares at the time of such consolidation, subdivision or alteration.

7. No Fractional Common Shares. The Corporation shall not be required to issue fractional Common Shares upon the exercise of the Warrants evidenced hereby. If any fractional interest in a Common Share would, except for the provisions of this Section, be deliverable upon the exercise of the Warrants evidenced hereby, the Corporation shall, in lieu of delivering any certificate for such fractional interest, satisfy such fractional interest by paying to the Holder an amount in lawful money of Canada equal (computed to the nearest cent) to the Current Market Price of the Common Shares multiplied by such fractional interest.

8. Definition of "Current Market Price". For the purpose of any computation under this Warrant certificate, the "Current Market Price" at any date shall be the weighted average price per share for Common Shares for the 20 consecutive trading days before such date on the TSE in the Common Shares (or, if the Common Shares are not listed on such stock exchange, on such other stock exchange on which the Common Shares are listed as may be selected for such purpose by the directors of the Corporation or, if the Common Shares are not listed on any stock exchange, then on the over-the-counter market). The weighted average price shall be determined by dividing the aggregate sale price of all such shares sold on the said exchange or market during the said 20 consecutive trading days by the total number of such shares so sold.

9. Legending of Common Shares.

     (a) The Holder hereby agrees and consents by acceptance hereof that the certificate or certificates representing Common Shares issued upon exercise of the Warrants shall be impressed with a legend (the
          "Legend") reciting that the transfer thereof is restricted (the "Restricted Period"), substantially in the following forms:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A HOLD PERIOD AND MAY NOT BE TRADED IN BRITISH COLUMBIA UNTIL AUGUST [o], 2002 EXCEPT AS PERMITTED BY THE SECURITIES ACT (BRITISH COLUMBIA) AND RULES MADE THEREUNDER.".

          "THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER THE SECURITIES LAWS OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, OR (D) IN COMPLIANCE WITH CERTAIN OTHER PROCEDURES SATISFACTORY TO THE COMPANY. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. AT ANY TIME THAT THE COMPANY IS A "FOREIGN ISSUER" AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY" MAY BE OBTAINED FROM
          COMPUTERSHARE TRUST COMPANY OF CANADA UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO COMPUTERSHARE TRUST COMPANY OF CANADA AND THE COMPANY, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT."

     (b) The Holder acknowledges by acceptance hereof that if any Warrants are exercised during the Restricted Period, the certificate or certificates representing the Common Shares issuable upon such exercise shall also be impressed with the Legend set forth above unless counsel reasonably acceptable to the Corporation delivers an unqualified opinion that such Legend need not be imposed.

10. Governing Law. The Warrants evidenced hereby shall be governed and construed in accordance with the laws of the Province of British Columbia.

11. Modification of Terms for Certain Purposes. From time to time the Corporation may, and it will, when so directed by these presents, modify the terms and conditions of this Warrant, for any one or more or all of the following purposes:

     (a)  the  correction  or   rectification   of  any   ambiguous,   defective
          provisions, errors or omissions herein; and

     (b) to evidence any succession of any corporation and the assumption by any successor of the covenants of the Corporation contained in the Warrants.

     IN WITNESS WHEREOF the Corporation has caused this Warrant certificate to be executed by its duly authorized officers.

                                   INFOWAVE SOFTWARE, INC.

                                   By:
                                        ---------------------------------------
                                        Authorized Signatory

                                SUBSCRIPTION FORM


TO: INFOWAVE SOFTWARE, INC.

     The undersigned holder of the attached Warrant certificate hereby subscribes for common shares ("Common Shares") of Infowave Software, Inc. (or such number of common shares and/or other securities and/or property to which such subscription entitles the Holder in lieu thereof or addition thereto under the provisions of the Warrants) pursuant to the terms of the Warrant certificate at the Exercise Price (as defined in the Warrant certificate) per Common Share on the terms specified in the Warrant certificate and encloses herewith cash or a bank draft, certified cheque or money order payable to the order of Infowave Software, Inc. in payment therefor.

     The undersigned irrevocably hereby directs that Common Shares be issued and delivered as follows:

Name in Full                 Address                     Number of Common Shares
----------------------       ----------------------      ----------------------
----------------------       ----------------------      ----------------------


     DATED this --- day -----------------of , 200--.


                                        ---------------------------------------
                                        Name of Holder

                                        ---------------------------------------
                                        Signature

                                        ---------------------------------------
                                        Name
                                        ---------------------------------------
                                        Title
Instructions

1. The registered holder may exercise its right to receive Common Shares by completing this form and surrendering this form, the Warrant certificate representing the Warrants being exercised and payment of the Exercise Price as specified above to the Corporation at its principal office in Vancouver, British Columbia. Certificates for Common Shares will be delivered or mailed within five business days after the exercise of the Warrants.

2. If the Subscription Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Certificate, the signature of such holder of the Subscription Form must be guaranteed by an authorized officer of a chartered bank, trust company or medallion guaranteed by a member of a recognized medallion guarantee program.

3. If the Subscription Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.